SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported) December 21, 2001
                                                        -----------------



                              DIRECTPLACEMENT, INC.
              -----------------------------------------------------
              Exact name of registrant as specified in its charter)


   Delaware                       0-25449                         87-0401453
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(State or other                 (Commission                     (IRS Employer
jurisdiction of                 File Number)                 Identification No.)
Formation)



3655 Nobel Drive, Suite 540, San Diego, CA                              92122
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 (Address of principal executive offices)                             (Zip Code)



        Registrant's telephone number, including area code (858) 623-1600
                                                           --------------


          -------------------------------------------------------------

          (Former name or former address, if changes since last report)

Item 2.  Acquisition or Disposition of Assets
         ------------------------------------

         As of December 14, 2001, DirectPlacement, Inc., a Delaware corporation (the "Company"), PCS Merger Corp., a Washington corporation and wholly owned subsidiary of the Company ("Sub"), PCS Securities, Inc. ("PCS"), Susanne S. Pruitt and Raymond A. Hill, III entered into an Agreement and Plan of Merger (the "Merger Agreement"), pursuant to which on December 21, 2001 (the "Closing Date"), Sub merged with and into PCS (the "Merger").

         On the Closing Date, the holders of common stock of PCS received an aggregate of 10.5 million shares of the Company's common stock, $.0001 par value per share ("Common Stock"), in exchange for all of the issued and outstanding shares of common stock of PCS. Immediately prior to the Merger, Ms. Pruitt and Mr. Hill owned 51% and 49% of the total number of shares of common stock of PCS outstanding, respectively. By virtue of the Merger, Ms. Pruitt received 5,355,000 shares of the Company's Common Stock and Mr. Hill received 5,145,000 shares of the Company's Common Stock.

         Pursuant to the Merger Agreement, Ms. Pruitt and Mr. Hill each agreed not to directly or indirectly offer, sell, transfer, loan, pledge, hypothecate, grant any option for the sale of, acquire any option to dispose of, gift or otherwise dispose of (the "Transfer Restrictions") any of the Lock-Up Shares (as defined below) until the Transfer Restrictions are terminated in accordance with the Merger Agreement. The "Lock-Up Shares" means 2,677,500 shares of the Company's Common Stock received by Ms. Pruitt and 2,572,500 shares of the Company's Common Stock received by Mr. Hill. (Mr. Hill may grant options to purchase certain of the Lock-Up Shares to employees or agents of Institutional Research Services, Inc.) Pursuant to the Merger Agreement, the Transfer Restrictions shall be removed with respect to twenty percent (20%) of the Lock-Up Shares on each December 31st following the Closing Date commencing on December 31, 2002.

         On the Closing Date, Ms. Pruitt and Mr. Hill were each appointed to the board of directors of the Company. In addition, Brian M. Overstreet, the President and Chief Executive Officer of the Company, Robert F Kyle, the Vice President, Secretary and General Counsel of the Company, and Ms. Pruitt were elected to the board of directors of PCS.

         PCS is a registered broker dealer that develops and provides research services to over 500 financial institutions. The executive offices of PCS will continue to be located at 121 Lakeside Avenue, Suite 301, Seattle, Washington 98122.

Item 5.  Other Events and Regulation FD Disclosure.
         ------------------------------------------

         In connection with the Merger, on the Closing Date, the Company, Ms. Pruitt and Mr. Hill entered into a registration rights agreement (the "Registration Rights Agreement"). Commencing on the first anniversary of the Closing Date, Ms. Pruitt and Mr. Hill have the right to demand that the Company file a registration statement under the Securities Act of 1933, as amended, registering the shares of Common Stock owned by them for resale to the public, subject to customary restrictions and underwriter holdbacks set forth in the Registration Rights Agreement. In addition, Ms. Pruitt and Mr. Hill have been granted piggy back rights commencing on the first anniversary of the Closing Date with respect to registration statements filed by the Company, except for registration statements filed on Forms S-4 or S-8.

         On the Closing Date, the Company, Mr. Overstreet, Midori USA Corporation ("Midori"), Ms. Pruitt and Mr. Hill entered into a voting agreement ("Voting Agreement"), pursuant to which Mr. Overstreet, Midori, Ms. Pruitt and Mr. Hill each agreed to vote, or cause to be voted, the shares of Common Stock that they beneficially own or any other shares legally or beneficially acquired or controlled after the date of the Voting Agreement, in person or by proxy, in favor of the election of each of Ms. Pruitt, Mr. Hill and Mr. Overstreet at each annual or special meeting of the Company's stockholders where the election of directors of the Company is considered, and in any written consent of the stockholders executed in lieu of any such meeting(s). Additionally, pursuant to the Voting Agreement, Mr. Overstreet was granted the right to vote 765,000 shares of the Common Stock owned or controlled by Ms. Pruitt and 735,000 shares of the Common Stock owned or controlled by Mr. Hill (the "Shares") on each matter submitted to vote of the stockholders of the Company at any annual or special meeting of the Company's stockholders, or in any written consent stockholders executed in lieu of any such meetings. The Voting Agreement terminates on December 31, 2006.

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

         On the Closing Date, the Company entered into (i) an Employment Agreement with Ms. Pruitt pursuant to which Ms. Pruitt agreed to serve as the Managing Director of the Company's Capital Markets Unit, and (ii) a Consulting Agreement with Mr. Hill pursuant to which Mr. Hill agreed to be engaged as a Consultant to the Company.

         In connection with the Merger, the board of directors of the Company (the "Board") approved the expansion of the Board from five (5) members to not more than nine (9) members and the appointment of Ms. Pruitt and Mr. Hill to the Board effective on the Closing Date. The Board as presently composed consists of seven (7) members. Ms. Pruitt and Mr. Hill shall each serve on the Board until their successors are duly elected and qualified or until their earlier resignations or removal.

         Certain biographical information regarding Ms. Pruitt and Mr. Hill are set forth below.

Susanne S. Pruitt

         Ms. Pruitt co-founded PCS Securities, Inc. in 1989 as an institutional soft-dollar brokerage firm. From 1983-1988, she worked in sales and trading at Montgomery Securities in San Francisco. From 1979-1983, Ms. Pruitt was in institutional sales at Shearson/Lehman. She holds a BA from Vanderbilt University.

Raymond A. Hill, III

         Mr. Hill co-founded PCS Securities, Inc. in 1989 as an institutional soft-dollar brokerage firm. Mr. Hill is also the President of Institutional Research Services, a New York-based institutional research firm that he founded in 1982. From 1973 to 1982, he sold the Quality of Earnings Report, an independent research report which analyzed the reliability of companies reported earnings, to the institutional investment community. In 1969, Mr. Hill began his career at Lynch, Jones & Ryan where he launched I/B/E/S, an institutional broker estimate system, into the institutional community.

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

Item 7.  Financial Statements and Exhibits.
         ----------------------------------

    (a) Financial statements required under this Item 7 will be filed upon completion, but not later than sixty (60) days from the date this Current Report is required to be filed with the Commission.

    (b)  Exhibits

         1. Agreement and Plan of Merger, dated as of December 14, 2001, by and among DirectPlacement, Inc., PCS Merger Corp., PCS Securities, Inc., Susanne S. Pruitt and Raymond A. Hill, III.

         2. Employment Agreement dated as of December 21, 2001, between DirectPlacement, Inc. and Susanne S. Pruitt.

         3. Consulting Agreement, dated as of December 21, 2001, between DirectPlacement, Inc. and Raymond A. Hill, III.

         4. Voting Agreement, dated as of December 21, 2001, by and among DirectPlacment, Inc., Brian M. Overstreet, Midori USA Corporation, Susanne S. Pruitt and Raymond A. Hill, III.

         5. Registration Rights Agreement, dated as of December 21, 2001, by and among DirectPlacement, Inc. and Susanne S. Pruitt and Raymond
             A. Hill, III.

         6.  Press Release, dated January 2, 2002.


                                   SIGNATURES
                                   ----------

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly authorized and caused the undersigned to sign this Report on the Registrant's behalf.


                                       DIRECTPLACEMENT, INC.



                                       By: /s/ BRIAN M. OVERSTREET
                                           -------------------------------------
                                           Name:  Brian M. Overstreet
                                           Title: President and Chief Executive
                                                  Officer

Dated:  January 7, 2002


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